                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement    / /  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  MathSoft, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 MathSoft, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                    MATHSoft

                          1            5    3

                                101 MAIN STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

To the Stockholders:

     The Annual Meeting of Stockholders of MathSoft, Inc., a Massachusetts corporation, will be held on Friday, November 8, 1996 at 10:00 a.m., Boston time, at Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, for the following purposes:

          1. To elect one Class I Director to serve for a three-year term.

          2. To consider and act upon a proposal to approve an amendment to the Amended and Restated 1992 Stock Plan to increase the number of shares of Common Stock available for issuance under the plan from 2,150,000 shares to 2,550,000 shares and to permit grants thereunder to comply with Section 162(m) of the Internal Revenue Code.

          3. To ratify the selection of Arthur Andersen LLP as auditors for the fiscal year ending June 30, 1997.

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders entitled to notice of and to vote at the meeting shall be determined as of September 27, 1996, the record date fixed by the Board of Directors for such purpose.

                                          By Order of the Board of Directors

                                          Robert P. Orlando
                                          Vice President Finance and
                                          Administration,
                                          Chief Financial Officer, Treasurer and
                                          Clerk

October 8, 1996

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE OF THE ANNUAL MEETING OF STOCKHOLDERS.

                                   MATHSoft

                                    [LOGO]
                             ---------------------
                                PROXY STATEMENT
                             ---------------------

                                OCTOBER 8, 1996

     This Proxy Statement is being furnished to holders of Common Stock, $.01 par value per share (the "Common Stock") of MathSoft, Inc., a Massachusetts corporation with offices at 101 Main Street, Cambridge, Massachusetts 02142 ("MathSoft" or the "Corporation"), in connection with the solicitation of proxies in the form enclosed by the Board of Directors of the Corporation for use at the 1996 Annual Meeting of Stockholders to be held on Friday, November 8, 1996 at 10:00 a.m., Boston time, at Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, and any adjournments or postponements thereof (the "Meeting"). The Corporation's 1996 Annual Report, containing financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended June 30, 1996, are being mailed contemporaneously with this Proxy Statement to all stockholders entitled to vote at the Meeting. This Proxy Statement and the form of proxy were first mailed to stockholders on or about October 8, 1996.

     The purpose of the Meeting is (1) to elect one Class I director to the Corporation's Board of Directors, to serve for a term of three years and until his successor is elected and qualified, or until his earlier resignation or removal, (2) to consider and vote upon a proposal to amend the Corporation's Amended and Restated 1992 Stock Plan (the "Plan") to increase the number of shares currently reserved for issuance under the Plan by 400,000 shares and to permit grants thereunder to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), (3) to ratify the selection of Arthur Andersen LLP, independent public accountants as auditors for the fiscal year ending June 30, 1997.

     The Board of Directors has fixed the close of business on September 27, 1996 as the record date (the "Record Date") for the determination of the Corporation's stockholders who will be entitled to notice of and to vote, at the Meeting. Accordingly, only holders of record of Common Stock as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or an adjournment thereof. As of the Record Date, 8,665,358 shares of Common Stock were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with the Clerk of the Corporation, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Clerk of the Corporation before the taking of the vote at the Meeting or (3) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to MathSoft, Inc., 101 Main Street, Cambridge, Massachusetts 02142, Attention:
Clerk, at or before the taking of the vote at the Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business at the Meeting. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. All other matters being submitted to stockholders require the affirmative vote of a majority of the shares present or represented and voting on each such matter. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposal, will have the affect of negative votes. Broker "non-votes" are not so included.

     The persons named as attorneys in the proxies are officers of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors. In addition to the election of the director, the stockholders will consider and vote upon proposals to amend the Corporation's Amended and Restated 1992 Stock Plan to increase the number of shares of Common Stock of the Corporation authorized to be issued thereunder from 2,150,000 shares to 2,550,000 shares and to permit grants thereunder to comply with section 162(m) of the Code, and to ratify the selection of auditors, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.

     The Board of Directors of the Corporation knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

             MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of the Record Date (unless otherwise indicated): (i) the name of each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the shares of Common Stock of the Corporation outstanding at such date; (ii) the name of each director; and
(iii) the name of each executive officer identified in the Summary Compensation
Table set forth below under the heading "COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS," the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for all current directors and executive officers as a group.

                                                                 AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER                              OF OWNERSHIP(1)    PERCENT OF CLASS
------------------------------------                             -----------------   ----------------
Richard A. D'Amore(2)..........................................         64,414               *
  c/o North Bridge Venture Partners
  404 Wyman Street, Suite 365
  Waltham, MA 02154

Charles J. Digate**(3).........................................        512,500              5.7%

Charles H. Federman(4).........................................         35,417               *
  c/o Broadview Associates, L.P.
  One Bridge Plaza, Suite 500
  Fort Lee, NJ 07024

Samuel P. Meshberg and certain affiliates(5)...................      1,049,000             12.1%
  c/o Financial Management Investment Services, Inc.
  118 Burr Court
  Bridgeport, CT 06605

Robert P. Orlando**(6).........................................         47,686               *

                                                                  AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER                               OF OWNERSHIP(1)    PERCENT OF CLASS
------------------------------------                              ----------------    ----------------
Allen M. Razdow(7).............................................        482,633              5.4%
  c/o Applied Parallel Technologies, Inc.
  5 Cambridge Center, 7th Floor
  Cambridge, MA 02142

June L. Rokoff**(8)............................................         36,417               *

Steven R. Vana-Paxhia(9).......................................         20,000               *
  c/o Inso Corporation
  31 St. James Avenue
  Boston, MA 02116

All directors and executive officers as a group (6                     696,434              7.6%
  persons)(10).................................................

---------------

   * Less than 1%
  ** c/o MathSoft, Inc., 101 Main Street, Cambridge, MA 02142.
 (1) Except as otherwise noted, to the knowledge of the Corporation, each person named in the table has sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.
 (2) Includes 36,000 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (3) Includes 362,500 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (4) Includes 25,417 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (5) Includes 3,000 shares owned by Ron Meshberg and Mr. Meshberg disclaims beneficial ownership of such shares.
 (6) Includes 29,686 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (7) Includes 327,778 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.
 (8) Includes 25,417 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter. Includes 1,000 shares owned by David Rokoff, spouse of Ms. Rokoff, as custodian for Sam Rokoff, a minor child of Ms. Rokoff. Ms. Rokoff disclaims beneficial ownership of these 1,000 shares.
 (9) Includes 20,000 shares issuable upon the exercise of stock options exercisable on the Record Date or within 60 days thereafter.
(10) Includes 479,020 shares issuable upon the exercise of outstanding stock options exercisable on the Record Date or within 60 days thereafter.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met three times, and took action by unanimous written consent three times, during the fiscal year ended June 30, 1996.

     The Audit Committee of the Board of Directors was established on December 2, 1992 and is comprised of Messrs. D'Amore and Federman, two non-employee directors of the Corporation. The Audit Committee oversees the accounting and tax functions of the Corporation, including matters relating to the appointment and activities of the Corporation's auditors. During the fiscal year ended June 30, 1996, the Audit Committee met twice.

     The Compensation Committee of the Board of Directors, presently comprised of Ms. Rokoff and Mr. D'Amore, two non-employee two directors of the Corporation, reviews and makes recommendations concerning executive compensation, oversees the administration of the Corporation's 401(k) plan and administers the Corporation's Amended and Restated 1992 Stock Plan, 1987 Combination Stock Option Plan, 1992 Employee Stock Purchase Plan and 1992 Non-Employee Director Stock Option Plan. The Compensation Committee met three times, and took action by unanimous written consent four times, during the fiscal year ended June 30, 1996.

     The Board of Directors does not currently have a standing nominating committee. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all Committees on which he or she serves.

                             ELECTION OF DIRECTORS

     In accordance with the Corporation's Third Restated Articles of Organization, the Corporation's Board of Directors is divided into three classes.

     One Class I Director, Mr. Charles H. Federman, was elected by the Board of Directors as a Class I Director on December 13, 1994. Mr. Federman's term as a Class I Director expires as of the date of the Annual Meeting of Stockholders to be held in calendar year 1996.

     One Class II Director, Mr. Charles J. Digate, the current Chairman of the Board, President and Chief Executive Officer of the Corporation, was elected a Class II Director at the Annual Meeting of Stockholders on December 13, 1994. The other Class II Director, June L. Rokoff, was elected by the Board of Directors as a Class II Director on December 13, 1994. Mr. Digate's and Ms. Rokoff's terms as Class II Directors will expire as of the date of the Annual Meeting of Stockholders to be held in calendar year 1997.

     One Class III Director, Mr. Richard A. D'Amore, was elected at the Annual Meeting of Stockholders on November 9, 1995 for a three-year term expiring as of the date of the Annual Meeting of Stockholders to be held in calendar year 1998.

     One Class III Director, Mr. Steven R. Vana-Paxhia, was elected by the Board of Directors on July 18, 1996 to replace Mr. Razdow, who resigned as a Class III Director on July 18, 1996. Mr. Vana-Paxhia's term as a Class III Director expires as of the date of the Annual Meeting of Stockholders to be held in calendar year 1998.

     One Class I Director will be elected at the Meeting for a term of three years. The Class I nominee, Mr. Federman, is currently serving as a director of the Corporation. Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for Mr. Federman will be voted (unless Mr. Federman is unable or unwilling to serve) FOR the election of Mr. Federman. The Board of Directors knows of no reason why Mr. Federman should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another person or for fixing the number of directors at a lesser number.

     The following table sets forth for the nominees to be elected at the Meeting and for each director whose term of office will extend beyond the Meeting, the year each such nominee or director was first elected a director, the positions currently held by each nominee or director with the Corporation, the year each nominee's or director's term will expire and the class of director of each nominee or director.

   DIRECTOR'S OR NOMINEE'S NAME
   AND YEAR DIRECTOR OR NOMINEE                                               YEAR TERM    CLASS OF
       FIRST BECAME A DIRECTOR                  POSITION(S) HELD             WILL EXPIRE   DIRECTOR
-----------------------------------  --------------------------------------  -----------   --------
Richard A. D'Amore.................  Director                                    1998         III
  1987
Charles J. Digate..................  Chairman of the Board of Directors,         1997          II
  1994                               President and Chief Executive Officer
Charles H. Federman................  Director                                    1996           I
  1994
Steven R. Vana-Paxhia..............  Director                                    1998         III
  1996
June L. Rokoff.....................  Director                                    1997          II
  1994

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the Class I nominee to be elected at the Meeting, the current directors who will continue to serve as directors beyond the Meeting, and the current executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

                   NAME                      AGE                    POSITION
-------------------------------------------  ---   -------------------------------------------
Richard A. D'Amore.........................  43    Director
Charles J. Digate..........................  42    Chairman of the Board of Directors,
                                                   President and Chief Executive Officer
Charles H. Federman........................  39    Director
Robert P. Orlando..........................  38    Vice President Finance and Administration,
                                                   Chief Financial Officer, Treasurer and
                                                   Clerk
Steven R. Vana-Paxhia......................  49    Director
June L. Rokoff.............................  47    Director

DIRECTOR TO BE ELECTED AT THE MEETING

     Mr. Federman is the Chairman of the Executive Committee and Managing Director of Broadview Associates, L.P., an investment banking firm specializing in information technology mergers and acquisitions. Mr. Federman is also a director of Logic Works, Inc., Management Information Technology, Inc. (MITI), Phoenix Technologies Ltd. and International Micro Software, Inc. Logic Works develops and publishes computer aided software engineering (CASE) software. MITI develops off-the-shelf database enhancement and optimization tools. Phoenix Technologies designs, develops and markets systems software compatibility products for personal computers, workstations and peripheral devices. International Micro Software, Inc. develops and publishes PC based productivity applications.

DIRECTORS WHOSE TERMS EXTEND BEYOND THE MEETING

     Mr. Vana-Paxhia has been the President and Chief Executive Officer of Inso Corporation since the time of its initial public offering in March 1994. Inso Corporation provides multilingual software products to software developers, leading corporations and consumers across all industries. Inso Corporation was formerly the Software Division of Houghton Mifflin Company. From November 1990 to March 1994, Mr. Vana-Paxhia was Vice President of the Software Division of Houghton Mifflin Company.

     Mr. D'Amore has been a director of the Corporation since October 1987. Mr. D'Amore has been a general partner of various venture capital funds affiliated with Hambro International Venture Funds since

1982 and is currently also a general partner of the venture capital fund North Bridge Venture Partners. Mr. D'Amore is also a director of Solectron Corporation, a provider of customized manufacturing services to original equipment manufacturers in the electronics industry and Veeco Instruments, Inc., a designer, manufacturer and servicer of precision ion beam etching and surface measurement systems.

     Mr. Digate has been a director and an executive officer of the Corporation since September 1994. Mr. Digate founded Beyond Incorporated, a developer and publisher of enterprise messaging systems, in 1988 and served as its Chairman, Chief Executive Officer and President until February 1994 when Beyond was acquired by Banyan Systems, Incorporated. Prior to founding Beyond, Mr. Digate spent more than four years at Lotus Development Corp., where his posts included Senior Vice President, Analytical Software Products and Vice-President, International Operations and Corporate Marketing. Mr. Digate also served approximately seven years at Texas Instruments, primarily focusing on its consumer electronics products, including calculators and home computers.

     Ms. Rokoff has been a director of the Corporation since 1994. Ms. Rokoff is also a director of Desktop Data, Inc., a public company that provides customized real-time news and information. Until December 1995, Ms. Rokoff was a Senior Vice President, Worldwide Services Group, at Lotus Development Corp., where she had spent ten years in management. Lotus, a wholly owned subsidiary of International Business Machines, is a provider of software and support services for businesses and individuals. Prior management positions at Lotus included Senior Vice President, Development, Vice President, Graphics and Information Management Division, and General Manager, Lotus 1-2-3 Release 3.

EXECUTIVE OFFICERS

     Mr. Orlando joined the Corporation in December 1991 as Vice President Finance and Administration and Chief Financial Officer. He was named Treasurer in November, 1994. From May 1987 to November 1991, Mr. Orlando was employed by Bitstream, Inc., most recently as Vice President of Finance and Treasurer. Before that he served as Controller of Unicco Service Co. from 1986 to 1987, as General Accounting Manager of Orion Research from 1985 to 1986 and as a certified public accountant with Arthur Andersen LLP from 1980 to 1985.

                       COMPENSATION AND OTHER INFORMATION
                       CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth certain information with respect to the annual compensation paid or accrued by the Corporation for services rendered to the Corporation, in all capacities, for the fiscal year ended June 30, 1996 by its Chief Executive Officer (the "CEO") and the two other most highly compensated executive officers other than the CEO, in each case whose total salary and bonus exceeded $100,000 during the first year ended June 30, 1996
(collectively, the "Named Executive Officers"). The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the fiscal year ended June 30, 1996.

                                         SUMMARY COMPENSATION TABLE
                                                                           LONG-TERM
                                                                         COMPENSATION
                                                                        ---------------
                                                                            AWARDS
                                                       ANNUAL           ---------------
                                                   COMPENSATION(1)        SECURITIES
                                                ---------------------     UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION              YEAR    SALARY     BONUS(2)    OPTIONS/SARS(#)   COMPENSATION
---------------------------              ----   --------   ----------   ---------------   ------------
Charles J. Digate(3)...................  1996   $250,000     $100,000        75,000          $    0
  President, Chief Executive Officer     1995    134,600            0       625,000               0
  and Director                           1994         --           --            --              --

Allen M. Razdow(4).....................  1996    150,000       50,000             0           4,406(5)
  Chief Technical Officer and Director   1995    165,409       93,750        20,000           3,856(5)
                                         1994    159,014(6)         0        10,000(6)        5,259(5)

Robert P. Orlando......................  1996    125,000       35,000        35,000               0
  Vice President Finance and             1995    117,077            0         7,000               0
  Administration, Chief Financial        1994    106,615(6)         0         2,286(6)            0
  Officer, Treasurer and Clerk

---------------

(1) Excludes perquisites and other personal benefits, if any, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported. The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended June 30, 1996, 1995 or 1994.
(2) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(3) Mr. Digate joined the Corporation in September 1994 and consequently earned no salary or bonus during the fiscal year ended June 30, 1994.
(4) Mr. Razdow resigned as Chairman of the Board of Directors on May 14, 1996, as a Director on July 18, 1996 and as Chief Technical Officer on August 5, 1996.
(5) Represents amounts paid by the Corporation on Mr. Razdow's behalf for executive bonus life insurance premiums.
(6) In February 1994, the Corporation underwent a restructuring. As part of the restructuring plan, management prepared, and each member of the Board of Directors, including each member of the Compensation Committee, approved a 25% base salary reduction for Mr. Razdow and a $10,000 salary reduction for Mr. Orlando. The salary reductions were effective in February 1994. As part of the restructuring, each of Messrs. Razdow and Orlando received fully exercisable options to purchase 10,000 and 2,286 shares of Common Stock, respectively.

OPTION GRANTS

     The following table sets forth information concerning options granted pursuant to the Corporation's Amended and Restated 1992 Stock Plan during the fiscal year ended June 30, 1996 to the Named Officers as reflected in the Summary Compensation Table above.

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                              ----------------------------------------------------
                                             PERCENT OF                               POTENTIAL REALIZABLE
                                               TOTAL                                          VALUE
                                             OPTIONS OR                              AT ASSUMED ANNUAL RATES
                               NUMBER OF        SARS                                     OF STOCK PRICE
                               SECURITIES    GRANTED TO                                 APPRECIATION FOR
                               UNDERLYING    EMPLOYEES    EXERCISE OR                    OPTION TERM(1)
                              OPTIONS/SARS   IN FISCAL    BASE PRICE    EXPIRATION   -----------------------
NAME                            GRANTED         YEAR       PER SHARE       DATE         5%            10%
----                          ------------   ----------   -----------   ----------   --------       --------
Charles J. Digate...........     75,000(2)       7.8         $ 5.50       6/19/02    $140,289       $318,269

Allen M. Razdow(3)..........          0           --             --            --          --             --

Robert P. Orlando...........     15,000(4)       1.5         $5.125       1/10/02    $ 26,145       $ 59,314
                                 20,000(5)       2.1         $ 5.50       6/19/02    $ 37,411       $ 84,822

---------------

(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission (the "Commission") and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(2) Exercisable in five annual installments on each anniversary of the date of grant (June 19, 1995) (so long as Mr. Digate continues to be an employee of the Corporation through such date).
(3) Mr. Razdow resigned as Chairman of the Board of Directors on May 14, 1996, as a Director on July 18, 1996 and as Chief Technical Officer on August 5, 1996.
(4) Exercisable in five annual installments on each anniversary of the date of grant (June 19, 1995) (so long as Mr. Orlando continues to be an employee of the Corporation through such date).
(5) Exercisable in five annual installments on each anniversary of the date of grant (January 10, 1996) (so long as Mr. Orlando continues to be an employee of the Corporation through such date).

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to options to purchase the Corporation's Common Stock granted under the Corporation's stock plans, including: (i) the number of shares of Common Stock purchased upon exercise of options in the fiscal year ending June 30, 1996; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at June 30, 1996; and (iv) the value of such unexercised options at June 30, 1996.

                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                              FISCAL YEAR-END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                          SHARES                      UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS/SARS
                         ACQUIRED                     OPTIONS/SARs AT FY-END                  AT FY-END(2)
                            ON         VALUE      -------------------------------    -------------------------------
NAME                     EXERCISE   REALIZED(1)   (EXERCISABLE)   (UNEXERCISABLE)    (EXERCISABLE)   (UNEXERCISABLE)
----                     --------   -----------   -------------   ---------------    -------------   ---------------
Charles J. Digate......        0     $      0        329,688          370,312(3)       $1,377,541       $1,172,459
Allen M. Razdow(4).....   40,000      225,625        371,778           16,000           1,742,334           54,000
Robert P. Orlando......        0            0         29,686           48,600             142,175           80,650

---------------

(1) Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value of Common Stock on the date of exercise and exercise price of the options. Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash, if any, received by such individuals is dependent on the price of the Corporation's Common Stock at the time of such sale.
(2) Value is based on the difference between the option exercise price and the fair market value at June 30, 1996, the fiscal year-end ($5.875 per share), multiplied by the number of shares underlying the option.
(3) Upon a change of control, all of Mr. Digate's unexercisable non-qualified stock options will be immediately exercisable. As of the Record Date, Mr. Digate owned 262,500 unexercisable non-qualified stock options.
(4) Mr. Razdow resigned as Chairman of the Board of Directors on May 14, 1996, as a Director on July 18, 1996 and as Chief Technical Officer on August 5, 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overview

     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). Pursuant to authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of senior management. The Compensation Committee also reviews, as appropriate, other compensation standards of the Corporation, administers the Corporation's 401(k) Savings and Retirement Plan, and administers the Corporation's Amended and Restated 1992 Stock Plan, 1987 Combination Stock Option Plan, 1992 Employee Stock Purchase Plan and 1992 Non-Employee Director Stock Option Plan.

     The present members of the Compensation Committee, who are non-employee directors, bring expertise in matters relating to executive compensation to their service on the Compensation Committee gained through their experience on other Boards of Directors of public and private companies.

  Procedure for Establishing Compensation

     At the beginning of each fiscal year the Compensation Committee establishes the annual salary for the Corporation's executive officers based on recommendations of the Corporation's Chief Executive Officer. The Board reviews the recommendations taking into account the following factors: (i) external market data; (ii) the Corporation's performance; (iii) the individual's contribution to the Corporation's success; and (iv) the internal equity of compensation levels among executive officers.

  Tax Considerations

     The Corporation does not believe Section 162(m) of the Code, which generally disallows a tax deduction for compensation in excess of $1 million to any of the executive officers appearing in the Summary Compensation Table above, will have an effect on the Corporation in the near term. However, the Compensation Committee has considered the requirements of Section 162(m) of the Code and the related regulations and has made certain modifications to the Amended and Restated 1992 Stock Plan to permit grants thereunder to comply with
Section 162(m) of the Code. It is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation will be deductible for federal income tax purposes.

  Elements of Executive Compensation

     The Corporation's compensation policy for executive officers is designed to achieve the following objectives: (i) to enhance profitability of the Corporation and increase stockholder value; (ii) to reward executives consistent with the Corporation's annual and long-term performance goals; (iii) to recognize individual initiative and achievement; and (iv) to provide competitive compensation that will attract and retain qualified executives. Compensation under the executive compensation program is comprised of cash compensation in the form of salary and performance-based compensation in the form of cash bonuses, long-term incentive opportunities in the form of stock options and various benefits, including medical, savings and insurance plans available to all employees of the Corporation.

     An executive officer's compensation package includes: (i) base salary, which is based upon the overall performance of the Corporation and external market data, (ii) annual performance-based compensation, which is based upon achievement of pre-determined financial objectives of the Corporation and individual objectives, and (iii) long-term incentive compensation, in the form of stock options, granted with the objective of aligning executive officers' long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period. In addition, the compensation program is comprised of various benefits, including medical, savings and insurance plans, and the Corporation's 1992 Employee Stock Purchase Plan, which are generally available to all employees of the Corporation.

  Base Compensation

     Base salaries for executive officers are targeted at competitive market levels for their respective positions, levels of responsibility and experience. In setting base cash compensation levels for executive officers, the Compensation Committee generally takes into account such factors as: (i) the Corporation's past financial performance and future expectations; (ii) the general and industry-specific business environment; (iii) the individual executive officer's base compensation in the prior year; (iv) periodic published surveys of base compensation at comparable companies, including the 1996 Annual Survey of Compensation in the Software Industry published by the Massachusetts Computer Software Council, Inc. and Coopers & Lybrand, the Software Compensation Report 1996 published by The Survey Group and the 1996 Officer Compensation Report for Small to Medium-Sized Businesses in Technological Services; and (v) corporate and individual performance. The Committee's review of the foregoing factors is subjective and the Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers.

  Performance-Based Compensation

     The Corporation's performance-based compensation policies are designed to reward executive officers when the Corporation meets or exceeds pre-determined financial goals and are also based on various non-financial objectives such as the ability to motivate others, to recognize and pursue new business opportunities and to initiate programs to enhance the Corporation's growth and success. Performance-based cash compensation is generally awarded based on formulas established by the Compensation Committee at the time salaries are fixed.

     In establishing performance-based compensation formulas for the fiscal year ended June 30, 1996 for the executive officers, the Compensation Committee considered: (i) the annual base compensation of each individual; (ii) individual performance; (iii) the actual performance of the Corporation as compared to projected performance under the Corporation's annual operating plan; (iv) the projected future performance of the Corporation; (v) the general business environment; and (vi) periodically published surveys of performance compensation at comparable companies, including the 1996 Annual Survey of Compensation in the Software Industry published by the Massachusetts Computer Software Council, Inc. and Coopers & Lybrand, the Software Compensation Report 1996 published by The Survey Group and the 1996 Officer Compensation Report for Small to Medium-Sized Businesses in Technological Services. The Committee's review of the foregoing factors is subjective and the Committee assigns no fixed value or weight to any specific factors when making its decisions regarding the salary of executive officers.

     Pursuant to the performance bonus formulas established by the Compensation Committee in the fiscal year ended June 30, 1996, bonus formulas for each executive officer, other than the Chief Executive Officer, were based on the Corporation's achieving a pre-determined post-bonus net income as set forth in the Corporation's annual operating plan and on the executive officer's achieving specified individual objectives. The bonus formula for the Chief Executive Officer is based on the Corporation's achieving a pre-determined post-bonus net income as set forth in the Corporation's annual operating plan. The maximum attainable bonus amounts varied depending on how the Corporation's actual post-bonus net income compared to the pre-determined post-bonus net income set forth in the Corporation's annual operating plan. For executive officers other than the Chief Executive Officer, the maximum bonus was payable if the Corporation achieved 200% of its pre-determined post-bonus net income and the executive officer achieved all of his or her individual performance goals. The maximum bonus was payable to the Chief Executive Officer if the Corporation achieved 200% of its pre-determined post-bonus net income. The Operating Plan for the fiscal year ended June 30, 1996, on which performance bonuses for the fiscal year ended June 30, 1996 were based, was reviewed and approved by the Board of Directors prior to the Compensation Committee's action to establish bonus formulas.

  Stock Options

     Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of the Corporation's Common Stock. The Board of Directors believes that stock option participation aligns executive officers' interests with those of its stockholders. When establishing stock option grant levels for executive officers, the Compensation Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options, the current stock price, individual performance during the fiscal year in question; and past financial performance and future expectations. Stock options granted under the Corporation's Amended and Restated 1992 Stock Plan generally have an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant and generally vest over a four or five year period. The Corporation attempts to ensure that its executive officers are granted stock options in numbers comparable to or slightly above industry standards.

     In the fiscal year ended June 30, 1996, Mr. Digate was awarded a stock option to purchase 75,000 shares of Common Stock. Mr. Orlando was awarded stock options to purchase 35,000 shares during the fiscal year ended June 30, 1996.

                           RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE:

                           Richard A. D'Amore
                           June Rokoff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 1996, Mr. D'Amore and Ms. Rokoff served on the Compensation Committee. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the

Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Corporation is entitled to participate in the Corporation's 1992 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan authorizes the grant of stock options only to members of the Corporation's Board of Directors who are neither employees nor officers of the Corporation. Under the Director Plan, each non-employee director who is a member of the Board on February 3rd of each year receives automatically, on such date, an option to purchase 5,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of a share of Common Stock on such date. In addition, each non-employee director first elected to the Board of Directors after February 3, 1993 will receive automatically on the date of his or her election an option to purchase 20,000 shares of the Common Stock of the Corporation at an exercise price equal to 100% of the fair market value of a share of Common Stock on such date. Currently, the number of shares of Common Stock authorized for issuance under the Director Plan is 160,000 shares, of which 86,834 shares were outstanding as of the Record Date.

     Options granted under the Director Plan may not be exercised until they become vested. Each option granted under the Director Plan becomes exercisable in one installment on the earlier of: (i) the first anniversary of the date of grant; or (ii) the first Annual Meeting of Stockholders following the date of grant at which members of the Board of Directors are elected, provided that the optionee has continuously served as a member of the Board of Directors through such date. Options granted under the Director Plan expire on the date which is ten years from the date of the option grant.

STOCK PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering through June 30, 1996, with the cumulative total return on the Nasdaq Composite Index (Total Return) and the S&P
Computer Software and Services Index. The comparison assumes $100 was invested on February 3, 1993 in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

             COMPARISON OF FIVE YEAR* CUMULATIVE TOTAL RETURN AMONG
             MATHSOFT, INC., NASDAQ COMPOSITE INDEX (TOTAL RETURN)
                   AND S&P COMPUTER SOFTWARE & SERVICES INDEX


    MEASUREMENT PERIOD          MATHSOFT,       STANDARD &
  (FISCAL YEAR COVERED)           INC.           POOR'S          NASDAQ
  ---------------------         --------        ----------       ------
        2/3/93                   100.00          100.00          100.00
          3/93                   109.62          101.30           99.06
          6/93                    57.69          103.76          100.96
          9/93                    51.92          106.37          109.47
         12/93                    52.88          114.99          111.62
          3/94                    37.50          113.23          106.92
          6/94                    28.85          117.16          101.92
          9/94                    21.15          126.02          110.36
         12/94                    18.27          135.59          109.10
          3/95                    23.08          152.42          118.94
          6/95                    37.50          182.05          136.05
          9/95                    50.96          183.41          152.43
         12/95                    44.23          190.24          154.28
          3/96                    46.15          215.13          161.48
          6/96                    45.19          242.13          174.68

---------------

* Prior to February 3, 1993, the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation has adopted a policy that all transactions between the Corporation and its officers, directors, principal stockholders and their affiliates be on terms no less favorable to the Corporation than could be obtained from unrelated third parties and must be approved by a majority of the non-employee independent and disinterested directors. No such transactions are currently being considered.

           PROPOSAL TO AMEND THE AMENDED AND RESTATED 1992 STOCK PLAN

AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE AMENDED AND RESTATED 1992 STOCK PLAN

     The Amended and Restated 1992 Stock Plan (the "1992 Plan") was adopted by the Board of Directors of the Corporation on January 28, 1992 and received stockholder approval on March 6, 1992. Currently, the number of shares of Common Stock authorized for issuance under the 1992 Plan is 2,150,000 shares. It is now proposed to approve an amendment to increase the number of shares of Common Stock authorized for issuance pursuant to the 1992 Plan to 2,550,000 shares.

     Management of the Corporation believes that this increase is important to permit the Board of Directors to provide incentives to present employees, to attract and retain qualified candidates for future positions, and to replenish the available stock option pool after option grants were issued, during the fiscal year ended June 30, 1996, to current and new employees.

     It is management's philosophy to grant options to all employees of the Corporation, allowing each employee to have an equity interest in the Corporation. Management believes that this policy provides better performance incentives to employees than cash compensation alone. In furtherance of this policy, during the fiscal year ended June 30, 1996, the Compensation Committee of the Board of Directors granted options to new employees, as well as made significant grants to attract and retain key vice presidents of the Corporation, including vice presidents of sales, marketing and development. These option grants have depleted the available pool of options under the 1992 Plan such that, as of the date hereof, there is an inadequate number of shares available for future option grants under the 1992 Plan to new or existing employees of the Corporation.

     The additional shares proposed to be authorized under the 1992 Plan will allow management of the Corporation to make grants to key management and other employees in the future, consistent with the corporate policy of granting options to all employees, as well as allow the Corporation to meet its stock option grant needs at least through the fiscal year ended June 30, 1997.

AMENDMENTS TO COMPLY WITH INTERNAL REVENUE CODE SECTION 162(m)

     Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), tax deductions attributable to compensation in excess of $1 million paid by the Corporation to certain of its key executives may be disallowed. Compensation for this purpose does not include "performance-based" compensation, however, and options issued pursuant to stock option plans may qualify as performance-based compensation. For such options to qualify as performance-based compensation numerous requirements must be satisfied, including the attainment of one or more preestablished, objective performance goals. An option having a per share exercise price equal to or greater than the fair market value of a share of stock underlying such option on the date of grant will be deemed to satisfy this performance goal requirement if, among other things, the plan pursuant to which such option is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee. If such a maximum is established, a stockholder should be able to calculate the maximum amount of compensation that a participant could receive in any taxable year pursuant to the grant of such an option by multiplying the maximum number of shares that could be received by any participant under such plan by the excess of the fair market value of the shares at some time in the future over the exercise price.

     The Board of Directors believes that it is appropriate to limit the number of shares that any one participant can receive under the 1992 Plan. Consequently, the Board of Directors has approved, and recommends that the stockholders approve, an amendment to the 1992 Plan limiting to 1,785,000 the number of shares of Common Stock with respect to which options may granted under the 1992 Plan to any one participant during any taxable year of the Corporation.

DESCRIPTION OF THE 1992 PLAN

  Administration

     The Compensation Committee of the Board of Directors of the Corporation administers the 1992 Plan. The Compensation Committee currently consists of Mr. D'Amore and Ms. Rokoff, two of the non-employee directors of the Corporation. Mr. D'Amore and Ms. Rokoff are "outside directors", as defined in the regulations issued under Section 162(m) of the Code.

     Subject to the terms of the 1992 Plan, the Compensation Committee has the authority to determine to whom Options may be granted (subject to certain eligibility requirements for grants of ISOs), the number of shares covered by each such grant, the exercise or purchase price per share, the time or times at which Options will be granted, and other terms and provisions governing the Options, as well as the restrictions, if any, applicable to shares of Common Stock issuable upon exercise of Options; provided, however, that the 1992 Plan shall be administered so that stock options or awards granted under the 1992 Plan will qualify for the benefits provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and by Section 162(m) of the Code, or any successor rules to each of these. The interpretation or construction by the Compensation Committee of the 1992 Plan or any Option granted under it will be final.

     The Compensation Committee determines the number of shares of the Corporation's Common Stock covered by any grant that may be made to an executive officer under the 1992 Plan. Because such number, if any, is entirely in the discretion of the Compensation Committee, the benefits or amounts to be received by or allocated to the executive officers are not determinable.

  Eligible Employees and Others

     Subject to the above mentioned limitations, ISOs under the 1992 Plan may be granted to any employee of the Corporation or its subsidiaries. Only those officers and directors of the Corporation who are employees may be granted ISOs under the 1992 Plan. In no event may the aggregate fair market value (determined on the date of grant of an ISO) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Corporation) exceed $100,000. Non-Qualified Options may be granted to any director, officer, employee or consultant of the Corporation or its subsidiaries. No employee of the Corporation or its subsidiaries shall be granted Options to acquire, in the aggregate, more than 1,785,000 shares of Common Stock under the 1992 Plan during any fiscal year of the Corporation.

     Outstanding Options are subject to adjustment as described hereinafter under "Changes in Stock; Recapitalization and Reorganization." Pursuant to the terms of the 1992 Plan, shares subject to Options which for any reason expire or are terminated unexercised as to such shares may again be the subject of a grant under the 1992 Plan. Such shares, however, will be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to a particular employee under the Plan for purposes of the Section 162(m) limit.

  Granting of Options

     Options may be granted under the 1992 Plan at any time after January 28, 1992 and prior to January 28, 2002. The Compensation Committee may, with the consent of the holder of an ISO, convert an ISO granted under the 1992 Plan to a Non-Qualified Option.

  Non-Qualified Option Price

     The exercise price per share of Non-Qualified Options granted under the 1992 Plan cannot be less than the lesser of the book value per share of Common Stock as of the end of the preceding fiscal year or fifty percent of the fair market value per share of Common Stock on the date of grant.

  ISO Price

     The exercise price per share of ISOs granted under the 1992 Plan cannot be less than the fair market value of the Common Stock on the date of grant, or, in the case of ISOs granted to employees holding more than ten percent of the total combined voting power of all classes of stock of the Corporation, 110% of the fair market value of the Common Stock on the date of grant.

  Option Duration

     The 1992 Plan requires that each Option expire on the date specified by the Compensation Committee, but not more than ten years from its date of grant in the case of ISOs and ten years and one day in the case of Non-Qualified Options. However, in the case of any ISO granted to an employee owning more than ten percent of the total combined voting power of all classes of stock of the Corporation, such ISO will expire on the date specified by the Compensation Committee, but not more than five years from its date of grant. As a general matter, stock options granted under the 1992 Plan expire six years after the date of grant.

  Exercise of Options and Payment for Stock

     Each Option granted under the 1992 Plan is exercisable as follows:

          A. The Option is either fully exercisable at the time of grant or becomes exercisable in such installments as the Compensation Committee may specify.

          B. Once an installment becomes exercisable it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Compensation Committee.

          C. Each Option may be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it is then exercisable.

          D. The Compensation Committee has the right to accelerate the date of exercise of any installment (subject to the $100,000 per year limit on the fair market value of Common Stock subject to ISOs granted to any employee that become exercisable in any calendar year).

     Exercise of an Option under the 1992 Plan is effected by a written notice of exercise delivered to the Corporation at its principal office together with payment for the shares in full in cash or by check, or at the discretion of the Compensation Committee through delivery of shares of Common Stock having fair market value equal as of the date of exercise to the cash exercise price of the Option, or at the discretion of the Committee, by delivery of the optionee's personal recourse note or by delivery of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the option by the optionee's broker or selling agent. Such written notice will also identify the Option being exercised and specify the number of shares as to which the Option is being exercised.

  Effect of Termination of Employment, Death or Disability

     If an ISO optionee ceases to be employed by the Corporation other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and the ISOs will terminate after the passage of 90 days from the date of termination of employment (but not later than their specified expiration dates), except to the extent that such ISOs have been converted into Non-Qualified Options. Leave of absence with the written approval of the Compensation Committee will not constitute an interruption of employment provided that such approval contractually requires the Corporation to continue the employment of the employee after the leave of absence. Employment will also be considered as continuing uninterrupted during any other bona fide leave of absence (including illness, military obligations or governmental service) provided that such leave does not exceed 90 days or, if longer, any period during which the employee's right to re-employment is guaranteed by statute. Nothing in the 1992 Plan is deemed to give any optionee the right to be retained in employment by the Corporation for any period of time. Options granted under the 1992 Plan are not affected by any change of employment among the Corporation and its subsidiaries so long as the optionee continues to be an employee of the Corporation or a subsidiary.

     If an optionee dies, any ISO held by the optionee may be exercised, to the extent exercisable on the date of death, by the optionee's estate, personal representative or beneficiary who acquires the ISO by will or by the laws of descent and distribution, at any time within 180 days from the date of the optionee's death (but not later than the specified expiration date of the ISO). If an ISO optionee ceases to be employed by the Corporation by reason of his or her disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise any ISO held by him or her on the date of termination of employment, to the extent exercisable on that date, at any time within 180 days from the date of termination of employment (but not later than the specified expiration date of the ISO).

     Non-Qualified Options are subject to such termination and cancellation provisions as may be determined by the Compensation Committee.

  Non-Assignability of Options

     Only the optionee may exercise an Option; no assignments or transfers are permitted, except that an Option may be transferred by will or by the laws of descent and distribution.

  Changes in Stock; Recapitalization and Reorganization

     In the event shares of Common Stock of the Corporation are subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Corporation, the shares of the Corporation's Common Stock are exchanged for other securities of the Corporation of another corporation, each optionee will be entitled to purchase such number of shares of Common Stock or amount of other securities of the Corporation or such other corporation as were exchangeable for the number of shares of Common Stock of the Corporation which such optionee would have been entitled to purchase except for such action, and appropriate adjustments will be made in the purchase price per share to reflect such subdivision, combination, or exchange. If any person holding restricted Common Stock obtained by the exercise of an Option receives new, additional or different securities in connection with any corporate transaction described in this paragraph, such new securities will be subject to all of the conditions and restrictions applicable to the Common Stock with respect to which the new securities were issued.

     In the event the Corporation issues any of its shares as a stock dividend upon or with respect to the shares of stock of the class which at the time are subject to any Options, each optionee upon exercising such an Option will be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he or she is exercising his or her Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he or she would have received if he or she had been the holder of the shares as to which he or she is exercising his or her Option at all times between the date of grant of such Option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares reserved for issuance upon the exercise of Options under the 1992 Plan will also be appropriately adjusted to reflect the events described above. Notwithstanding the foregoing, with respect to ISOs, the adjustments described above will be made only after the Compensation Committee, in consultation with legal counsel, has determined whether such adjustments would constitute a modification of such ISOs and will not cause adverse tax consequences to the holders of ISOs.

  Amendment, Suspension and Termination

     The Board of Directors may terminate or amend the 1992 Plan in any respect at any time, except that, without the approval of the stockholders within twelve
(12) months before or after the Board of Directors adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the 1992 Plan may not be increased except as previously described under "Changes in Stock; Recapitalization and Reorganization"; (b) the provisions regarding eligible employees may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment referred to above); and (d) the expiration date of the 1992 Plan may not be extended. No action of the Board of Directors or stockholders, however, may, without the consent of an optionee, alter or impair his or her rights under any Option previously granted to him or her.

  Miscellaneous

     The proceeds received by the Corporation from the sale of shares pursuant to the 1992 Plan are to be used for general corporate purposes. The Corporation's obligation to deliver shares is subject to the approval of any governmental authority required in connection with the sale or issuance of such shares. The exercise of Non-Qualified Options for less than fair market value may require the holder to recognize ordinary income and pay additional withholding taxes in respect of such income, and the Compensation Committee may condition the grant or exercise of an Option on the payment to the Corporation of such taxes. An employee is required to notify the Corporation in the event that he or she disposes of shares acquired on the exercise of an ISO prior to the later of two years from the date of grant or one year from the date of exercise of the ISO. Unless terminated earlier by the Compensation Committee, the 1992 Plan will expire on January 28, 2002.

  Federal Income Tax Consequences

     THE FOLLOWING DISCUSSION OF UNTIED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS GRANTED UNDER THE 1992 PLAN, AND OF CERTAIN OTHER RIGHTS GRANTED UNDER THE 1992 PLAN, IS BASED UPON THE PROVISIONS OF THE CODE AS IN EFFECT ON THE DATE OF THIS PROXY STATEMENT, CURRENT REGULATIONS, AND EXISTING ADMINISTRATIVE RULINGS OF THE INTERNAL REVENUE SERVICE. IT IS NOT INTENDED TO BE A COMPLETE DISCUSSION OF ALL OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 PLAN OR OF THE REQUIREMENTS THAT MUST BE MET IN ORDER TO QUALIFY FOR THE DESCRIBED TAX TREATMENT.

     A. Incentive Stock Options. The following general rules are applicable for federal income tax purposes under existing law to ISOs granted under the 1992
Plan:

          1. Generally, an optionee will not recognize any income upon the grant of an ISO or upon the issuance of shares to him or her upon exercise of an ISO.

          2. Generally, the Corporation will not be entitled to a federal income tax deduction upon either grant or exercise of an ISO under the 1992 Plan.

          3. If shares acquired upon exercise of an ISO are not disposed of within: (i) two years from the date the ISO was granted; or (ii) one year from the date the shares are transferred to the optionee pursuant to the exercise of the ISO (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

          4. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of: (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price; or (ii) the actual gain on disposition, will be taxed to the optionee as ordinary income in the year of such disposition.

          5. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of shares acquired upon exercise of an ISO, the Corporation generally will be entitled to a corresponding deduction for federal income tax purposes.

          6. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of: (i) the exercise price; and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

          7. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

          8. An optionee may be entitled to exercise an ISO by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules apply.

          9. In addition to the tax consequences described above, the exercise of an ISO may result in an "alternative minimum tax." The alternative minimum tax (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

          10. Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

     B. Non-Qualified Options. The following general rules are applicable under current federal income tax law to options granted under the 1992 Plan which do not qualify as ISOs ("Non-Qualified Options"):

          1. In general, an optionee will not recognize any income upon the grant of a Non-Qualified Option, and the Corporation will not be entitled to a federal income tax deduction upon such grant.

          2. An optionee generally will recognize ordinary income at the time of exercise of a Non-Qualified Option in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Corporation will require the optionee to make appropriate arrangements for the withholding of taxes on this amount.

          3. When an optionee sells the shares acquired upon the exercise of a Non-Qualified Option, he or she generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the exercise price plus the amount previously taxable to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, this gain or loss will be long-term capital gain or loss.

          4. When an optionee recognizes ordinary income attributable to a Non-Qualified Option, the Corporation generally will be entitled to a corresponding federal income tax deduction.

          5. An optionee may be entitled to exercise a Non-Qualified Option by delivering shares of the Corporation's Common Stock to the Corporation in payment of the exercise price. If an optionee exercises a Non-Qualified Option in such fashion, special rules will apply.

          6. Special rules apply if the shares acquired upon the exercise of a Non-Qualified Option are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.

  Options Outstanding

     As of the Record Date, 8,665,358 shares of Common Stock had been issued upon the exercise of stock options granted under the 1992 Plan. As of that date, options to purchase 1,810,320 shares of Common Stock were outstanding and 156,118 shares of Common Stock were available under the 1992 Plan for additional option grants. The closing price of the Corporation's Common Stock on the Record Date was $5.25 per share.

     Approval of the amendments to the 1992 Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation eligible to vote and present and voting on this matter. The Board of Directors recommends a vote FOR the approval of the amendments to the 1992 Plan.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to serve as auditors for the fiscal year ending June 30, 1997. Arthur Andersen LLP has served as the Corporation's auditors since 1984. It is expected that a member of the firm will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR the ratification of this selection.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended June 30, 1996 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 30, 1996, with the following exceptions: Mr. Razdow filed two reports late which reported four transactions; Mr. Orlando filed two reports late which reported three transactions; and Mr. Digate filed one report late which reported one transaction.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than June 15, 1997. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and, in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

                                                             ATTACHMENT A


                                 MATHSOFT, INC.

                              AMENDED AND RESTATED

                                 1992 STOCK PLAN
                                 ---------------


      1. PURPOSE. This 1992 Stock Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of MathSoft, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options". Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

      2.    ADMINISTRATION OF THE PLAN.

              A. BOARD OR COMMITTEE ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to paragraph 2D (relating to compliance with Section 162(m) of the Code, the Board may appoint a Stock Plan Committee (the "Committee") of two or more of its members to administer this Plan; provided that, to the extent required by Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor provision ("Rule 16b-3"), with respect to specific grants of Stock Rights, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made;
      (iii) determine the option price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

              B. COMMITTEE ACTIONS. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

              C. GRANT OF STOCK RIGHTS TO BOARD MEMBERS. Stock Rights may be granted to members of the Board consistent with the provisions of the second sentence of paragraph 2(A) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Consistent with the provisions of the second sentence of paragraph 2(A) above, members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

              D. PERFORMANCE-BASED COMPENSATION. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

      3. ELIGIBLE EMPLOYEES AND OTHERS. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

      4. STOCK. The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 2,150,000, subject to adjustment as provided in paragraph 13; provided; that no such adjustment shall be made with respect to the 1-for-2.5 reverse stock split effected on December 10, 1992. Any such shares may be issued as ISOs, Non-Qualified Options or Awards, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Options shall again be available for grants of Stock Rights under the Plan.

      No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 1,785,000 of shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

      5. GRANTING OF STOCK RIGHTS. Stock Rights may be granted under the Plan at any time after January 28, 1992 and prior to January 28, 2002. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 16.

      6.    MINIMUM OPTION PRICE; ISO LIMITATIONS.

              A. PRICE FOR NON-QUALIFIED OPTIONS. The exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall in no event be less than the lesser of (i) the book value per share of Common Stock as of the end of the fiscal year of the Company immediately preceding the date of such grant, or (ii) fifty percent (50%) of the fair market value per share of Common Stock on the date of such grant.

              B. PRICE FOR ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

              C. $100,000 ANNUAL LIMITATION ON ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

              D. DETERMINATION OF FAIR MARKET VALUE. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

      7. OPTION DURATION. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of Non-Qualified Options, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

      8. EXERCISE OF OPTION. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

              A. VESTING. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

              B. FULL VESTING OF INSTALLMENTS. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

              C. PARTIAL EXERCISE. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

              D. ACCELERATION OF VESTING. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

      9. TERMINATION OF EMPLOYMENT. If an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of ninety
(90) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

      10.    DEATH; DISABILITY.

              A. DEATH. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

              B. DISABILITY. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

      11. ASSIGNABILITY. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him.

      12. TERMS AND CONDITIONS OF OPTIONS. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

      13. ADJUSTMENTS. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

              A. STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

              B. CONSOLIDATIONS OR MERGERS. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

              C. RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

              D. MODIFICATION OF ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

              E. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

              F. ISSUANCES OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

              G. FRACTIONAL SHARES. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

              H. ADJUSTMENTS. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

      If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

      14. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

      15. TERM AND AMENDMENT OF PLAN. This Plan was adopted by the Board on January 28, 1992, subject (with respect to the validation of ISOs granted under the Plan) to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. If the approval of stockholders is not obtained prior to January 28, 1993, any grants of ISOs under the Plan made prior to that date will be rescinded. The Plan shall expire at the end of the day on January 28, 2002 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions:
(a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

      16. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOSs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

      17. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

      18. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 19) or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require the optionee, Award recipient or purchaser to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right, on the grantee's payment of such additional withholding taxes.

      19. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

      20. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                                                                  ATTACHMENT B



                                 MATHSOFT, INC.
        PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 8, 1996
                       SOLICITED BY THE BOARD OF DIRECTORS


      The undersigned Stockholder of MathSoft, Inc., a Massachusetts corporation, revoking all prior proxies, hereby appoints Charles J. Digate, Robert P. Orlando and Gordon H. Hayes, and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of MathSoft, Inc. which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders of the Corporation to be held at the offices of Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts on November 8, 1996 at 10:00 a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 8, 1996, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.






 / /  PLEASE MARK VOTES
      AS IN THIS EXAMPLE

1.  To elect one (1) Class I
    Director to serve for a
    three year term.
                                                      For    Against   Withheld
                                                      / /      / /      / /
NOMINEE: Charles H. Federman
                               2. To approve a proposal to amend
        For   Withheld            the Amended and Restated 1992
        / /      / /              Stock Plan to increase the number
                                  of shares of Common Stock available
                                  for issuance under the plan from
                                  2,150,000 shares to 2,550,000
                                  shares and to permit grants
                                  thereunder to comply with Section
                                  162(m) of the Internal Revenue Code.

                                                       / /      / /      / /

                               3. To ratify the selection of the
                                  firm of Arthur Andersen LLP as
                                  auditors for the fiscal year
                                  ending June 30, 1997.


                                                               MARK HERE    / /
                                                               FOR ADDRESS
                                                               CHANGE AND
                                                               NOTE AT LEFT
                                  THIS PROXY SHOULD BE DATED AND SIGNED BY
                                  THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

                                   Signature:                 Date
                                             -----------------    -------------


                                   Signature:                 Date
                                             -----------------    -------------